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                                                                   Exhibit 10.21

                                 AMENDMENT TO
                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT


     THIS AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Amendment") is made and entered into effective as of March 9, 2000, by and between NovaMed Eyecare Services, LLC, a Delaware limited liability company (the "Company"), and E. Michele Vickery ("Employee").

                                   RECITALS

     A. The Company and Employee have previously entered into an Amended and Restated Employment Agreement dated as of February 17, 1999 (the "Original Agreement").

     B. In consideration for the grant of stock options by the Company to Employee pursuant to the terms and conditions of a Stock Option Agreement of even date herewith, and the continued employment of Employee by the Company, the Company and Employee desire to amend the terms and conditions of the Original Agreement, as hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                     TERMS

     1. Section 3.3(b) and (c) of the Original Agreement will be deleted and replaced with the following language comprising a new Section 3.3(b):

          (b) If the Employment Period is terminated by the Company without Cause (including a termination resulting from the Company's election not to renew this Agreement under Section 1.1 hereof), the Employee shall be entitled to receive, as severance, the following (collectively, the "Severance Pay"): (i) Employee's Base Salary hereunder for a period of nine
     (9) months (such time period to be hereinafter referred to as the "Severance Period"), payable in regular installments in accordance with the Company's general payroll practices for salaried employees; (ii) the bonus, if any, that Employee would have received under Section 2.2 hereof at the end of the year during which termination without Cause occurs had such termination not occurred, which bonus will be (A) prorated based on the amount of time that Employee was employed by the Company during the year (not including the Severance Period) for which such bonus is being calculated and (B) determined and paid to Employee contemporaneously with the determination and payment of bonuses for comparable employees of the Company; and (iii) continuation of the Benefits for the Severance Period. Receipt of Severance Pay is contingent upon Employee executing and adhering to a release of all employment claims in a form acceptable to the Company. The Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination date, and the Company shall continue to have all other
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     rights available hereunder (including without limitation, all rights under
     Article IV hereof) at law or in equity.

     2. The following sentence will be added at the end of Section 4.3 of the Original Agreement:

          In addition, at all times from and after the Termination Date, Employee shall not contact or communicate in any manner with any of Employer's suppliers or vendors, or any other third party providing services to Employer, regarding Employer or any Employer-related matter (which suppliers, vendors or third party service providers will include, without limitation, any third party with whom Employer was, during the term of Employee's employment with Employer, contemplating engaging, or negotiating with, for the future provision of products or services).

     3. The following provision will be added at the end of Article IV of the Original Agreement as Section 4.9:

          Section 4.9 Covenant Not to Disparage. During the Restrictive Period and thereafter, Employee shall not disparage, denigrate or derogate in any way, directly or indirectly, any of the Company, its agents, officers, directors, employees, parent, subsidiaries, affiliates, affiliated practices, affiliated doctors, representatives, attorneys, executors, administrators, successors and assigns (collectively, the "Protected Parties"), nor shall Employee disparage, denigrate or derogate in any way, directly or indirectly, his experience with any Protected Party, or any actions or decisions made by any Protected Party.

     4. Except as expressly provided in this Amendment, the Original Agreement will remain in full force and effect in accordance with its existing terms.

                                    * * * *
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

                                  NOVAMED EYECARE SERVICES, LLC

                                  By:  NovaMed Eyecare, Inc., its Manager


                                  By: /s/ Stephen J. Winjum
                                      -----------------------------------------
                                      Stephen J. Winjum, Chairman of the Board,
                                      President and Chief Executive Officer

                                      /s/ E. Michele Vickery
                                  ---------------------------------------------
                                  E. Michele Vickery